CONVENTIONAL LOAN DOCUMENT
                                (Promissory Note)

($5,000.00) (See Penalty Clause Below)                            March 26, 2003

         FOR VALUE RECEIVED, the undersigned, Garb-Oil & Power Corporation, a Utah Corporation, hereby promises to pay to the order of:

                  Wright Enterprises
                  1978 Sheridan Rd.
                  Salt Lake City, UT 84108

                  or assigns, in lawful money of the United States of America, the principal sum of, Five Thousand ($5,000.00) Dollars Plus Interest

         On June 26, 2003, or so much thereof as may not have been repaid from time to time, together with interest on the outstanding principal balance hereof at the rate of ten percent (10%) per annum, principal and interest payable as described below on or before June 26, 2003. PENALTY: If Garb-Oil & Power fails to pay the full amount of $5,000.00 plus interest, on or before the due date of June 26, 2003 Garb-Oil hereby agrees that a penalty of 50% or $2,500.00 will be added to the $5,000.00 loan for a total amount of $7,500.00 plus interest which will be due and payable to Lender, after due date upon demand.

         As an inducement to Lender to provide the funds outlined and described in this Promissory note, the Lender at any time prior to December 1, 2003, shall have the right to purchase 75,000 shares of the common stock of Garb-Oil & Power Corporation at Eight Cents ($0.08) per share. Garb-Oil & Power Corporation shall notify Lender 30 days prior to December 1, 2003 to allow Lender the necessary time to make arrangements to purchase the 75,000 shares above described. Failure to purchase the 75,000 shares during this 30 day grace period shall nullify and void Lenders right to purchase the shares under the above stated conditions.

         This note may be prepaid in whole or in part, without premium, penalty or discount, at any time or from time to time prior to due date, at the option of the undersigned, together with accrued interest on the amount prepaid.

         No waiver by lender or any participant of any rights or remedies under this note shall be considered a waiver of any other subsequent right or remedy.

         No delay or omission in the exercise by lender or any participant of any rights or remedies and no exercise or enforcement of any such rights or remedies shall be held to exhaust any other right or remedy.

         The occurrence of any of the following events shall constitute an Event of Default under this note: (a) the undersigned shall fail to make any payment of principal due hereunder for more than five business days after the due date thereof, or shall fail to make any payment of interest due hereunder for more than thirty days after the due date thereof; (b) the undersigned shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the undersigned shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the undersigned) of it or for all or a substantial part of its property; or the undersigned shall make a general assignment for the benefit of creditors; or the undersigned shall take any corporate action in furtherance of any of the foregoing; or (c) an involuntary case or other proceeding shall be commenced against the undersigned with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or proceeding (i) results in the entry of an order for relief or a similar order against it or (ii) shall continue unstayed and in effect for a period of 60 consecutive days.

         Upon the occurrence of an Event of Default, the unpaid principal balance of this note penalties and accrued interest on this note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the undersigned. The substantive laws of the State of Utah shall govern the validity, construction, enforcement and interpretation of this note.

         In the event of a dispute involving this note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue of such dispute shall lie exclusively in any court of competent jurisdiction in the City of Salt Lake City and State of Utah.

GARB-OIL & POWER CORPORATION

/s/ John C. Brewer
--------------------------
John C. Brewer, President